UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 1, 2010
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund

(Exact name of registrant as specified in its charter)

Michigan		38-25930667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI  48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Uniprop Manufactured Housing Communities Income Fund (the “Fund”) has closed on the sale of its Old Dutch Farms property with net proceeds of $2.1 million.  This property was the last of the properties owned by the Fund.  While the Fund has no remaining debt, it does have an obligation to pay to the General Partner the Contingent Purchase price of $1,160,000 and a disposition fee of 3% of the Gross Sales Price of Aztec Estates and Old Dutch Farms which were $15.75 million and $2.2 million, respectively.

The Fund also successfully appealed the prior three years of tax assessments on Old Dutch Farms.  This refund will occur in the next few months and is estimated to be $150,000 net of costs.  A tax appeal for Aztec Estates remains in process.

Once the remaining business activities are completed, the Fund intends to wind-up its affairs, make a final distribution, file its final tax return in 2010 and dissolve.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND
(Registrant)

Dated: February 1, 2010

By:	P.I. Associates Limited Partnership,
General Partner

By:	/s/ Joel Schwartz

Joel Schwartz, Principal Financial Officer